Exhibit 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated August 15, 2016, is entered into among Microbot Medical Ltd., a company organized under the laws of the State of Israel (“Company”), and each of the stockholders listed on Schedule I to this Agreement (each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, StemCells, Inc., a Delaware corporation (“Parent”), C&RD Israel Ltd., an Israeli corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger and Reorganization, dated as of August 15, 2016 (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which and upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares (the “Shares”) of Parent Common Stock, set forth opposite such Stockholder’s name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of Parent acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, as a condition to the consummation of the Merger, and in order to induce the Company to enter into the Merger Agreement and consummate the Merger, the Company has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein;

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the Company, on the one hand, and each Stockholder, severally and not jointly, on the other hand, agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

Section 2. Voting of Shares.

(a) Voting. Until this Agreement or the Merger Agreement is terminated in accordance with its terms, Stockholder hereby agrees to vote (or cause to be voted) all of Stockholder’s Subject Shares, at every annual, special or other meeting of the stockholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) in favor of the approval of the Parent Charter Amendment, the Reverse Stock Split and the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, and any actions required in furtherance thereof;

(ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent under the Merger Agreement; and

(iii) against (A) any Acquisition Proposal involving Parent or any of its subsidiaries, or (B) any action that is intended, or would reasonably be expected, to impede, interfere with, prevent, delay, postpone or adversely affect the Merger or the transactions contemplated by the Merger Agreement.

Prior to the termination of this Agreement, Stockholder shall not enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses “(i)”, “(ii)” or “(iii)” of this Section 2(a).

(b) Grant of Irrevocable Proxy.

(i) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to the Company a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law with respect to the securities referred to therein (the “Proxy”); and (ii) if applicable, Stockholder shall cause to be delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding Subject Shares that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) but not of record by Stockholder.

(ii) Stockholder shall not enter into any tender, voting or other agreement, understanding or arrangement, or grant a proxy or power of attorney with respect to Stockholder’s Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to Stockholder’s Subject Shares that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby or under any proxy delivered to the Company by Stockholder or on Stockholder’s behalf.

Section 3. Fiduciary Responsibilities. Stockholder does not make (or shall not be deemed to have made) any agreement or understanding herein in such person’s capacity as a director or officer of Parent. Without limiting the generality of the foregoing, Stockholder signs solely in his, her or its capacity as the record and beneficial owner of Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by Stockholder (or an affiliate or designee of Stockholder) in his or her capacity as an officer or director of Parent in exercising his or her or Parent’s or Parent’s board of directors’ rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

Section 4. Representations and Warranties of Stockholder. Stockholder represents and warrants to the Company as follows:

(a) Binding Agreement. Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Stockholder has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution and delivery of this Agreement by Stockholder, nor the performance by Stockholder of its obligations hereunder will (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not prevent, delay or otherwise impair Stockholder’s ability to perform its obligations hereunder) with, or notification to, any Government Authority, (ii) if Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Stockholder or Stockholder’s Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of Stockholder’s Subject Shares, except, in the case of clause (iii), as would not prevent, delay or otherwise impair Stockholder’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a Government Authority, except, in the case of clause (iv), as would not prevent, delay or otherwise impair Stockholder’s ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Stockholder or Stockholder’s Subject Shares. If Stockholder is a married individual and Stockholder’s Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Ownership of Shares. Stockholder is the record and beneficial owner of the Shares and options, warrants and any additional rights to acquire Shares set forth opposite Stockholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except for any such encumbrances arising hereunder. Other than as set forth on Schedule I, as of the date of this Agreement, Stockholder does not own (beneficially or otherwise) any shares of Parent Common Stock or any options, warrants, notes or other rights to acquire shares of Parent Common Stock. No Person has any right to acquire from Stockholder any of the securities set forth on Schedule I and Stockholder has no obligation to sell or dispose of any such securities. Except for the rights granted to the Company under this Agreement, Stockholder holds exclusive power to vote the Shares set forth opposite Stockholder’s name on Schedule I attached hereto.

(d) Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of Stockholder in connection with its entering into this Agreement.

(e) Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date hereof and will be accurate in all respects at all times prior to the termination of this Agreement as if made on and as of any such time or date.

Section 5. Transfer and Other Restrictions. Until this Agreement is terminated in accordance with its terms:

(a) Certain Prohibited Transfers. Stockholder agrees not to (directly or indirectly):

(i) (A) sell, transfer, pledge, encumber, assign, make any short sale of, or enter into any hedging or similar transaction having the same economic effect as a sale, or otherwise dispose of Stockholder’s Subject Shares or any interest contained therein, or (B) enter into any contract, option or other arrangement or understanding with respect to any matter referred to in clause “(A)” relating to the Stockholder’s Subject Shares or any interest contained therein (each of the matters in clauses “(A)” and “(B”) collectively referred to herein as a “Transfer”);

(ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to Stockholder’s Subject Shares, other than this Agreement;

(iii) enter into, or deposit Stockholder’s Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of Stockholder’s Subject Shares; or

(iv) commit or agree to take any of the foregoing actions.

(b) Permitted Transfers. Section 5(a) hereof shall not prohibit a Transfer of Subject Shares by Stockholder (any such Transfer, a “Permitted Transfer”): (i) if Stockholder is an individual: (A) to any member of Stockholder’s immediate family; or to a trust or other estate planning vehicle for the benefit of Stockholder or any member of Stockholder’s immediate family; or (B) upon the death of Stockholder to Stockholder’s heirs; (ii) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation, trust or other business entity under common control with Stockholder; or (iii) to another holder of the capital stock of Parent that has signed a voting agreement in substantially the form hereof; provided however, that a Transfer referred to on this Section 5(b) shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Agreement and provides a Proxy as required by Section 2(b) hereof.

(c) Efforts. Stockholder agrees not to take any action which would make any representation or warranty of Stockholder herein untrue or incorrect in any material respect as of any time prior to the termination hereof or take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, until this Agreement is terminated in accordance with its terms, Stockholder shall use its reasonable best efforts to take, or cause to be taken, all actions reasonably necessary or desirable to vote (or cause to be voted) all of Stockholder’s Subject Shares in accordance with Section 2(a) of this Agreement (including executing and delivering additional documents as the Company may request, at the cost and expense of the Company).

(d) Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of Parent on, of or affecting Stockholder’s Subject Shares or (ii) Stockholder becomes the beneficial owner of any additional shares of Parent Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of Parent held by Stockholder immediately following the effectiveness of the events described in clause (i) or Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Stockholder’s Subject Shares hereunder. Stockholder hereby agrees, until this Agreement is terminated in accordance with its terms, to notify the Company of the number of any new shares of Parent Common Stock acquired by Stockholder, if any, after the date hereof.

Section 6. No Solicitation. Until this Agreement is terminated in accordance with its terms, Stockholder shall not, nor shall Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, take any action that Parent is prohibited from taking or authorizing to be taken pursuant to Section 5.4 of the Merger Agreement; provided, however, that any action which is permitted by the Merger Agreement to be taken by Stockholder (or an affiliate or designee of Stockholder) in his or her capacity as a director or officer of Parent or which is permitted by Section 3 hereof shall not be prohibited by the foregoing so long as such action is taken by Stockholder (or such affiliate or designee) in his or her actual capacity as a director or officer of Parent.

Section 7. Specific Enforcement; Jurisdiction. Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with the terms hereof or were otherwise breached and that the Company shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the Company will be entitled to an injunction or injunctions to prevent breaches of this Agreement or the Proxy and to enforce specifically the terms and provisions of this Agreement or the Proxy in any state or federal court located in the State of Delaware or in the Court of Chancery of the State of Delaware, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of Stockholder and the Company hereto (a) consents to submit itself to the personal jurisdiction of any state or federal court located in the State of

Delaware or in the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement or the Proxy, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the Proxy or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in the State of Delaware or the Court of Chancery of the State of Delaware.

Section 8. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (a) the termination of the Merger Agreement in accordance with its terms, (b) the written agreement of the Company and Stockholder to terminate this Agreement, (c) the consummation of the Merger, and (d) the amendment, modification or waiver of the Merger Agreement to alter the Merger Consideration in a manner adverse to Stockholder unless such amendment, modification or waiver has been consented to by Stockholder in writing prior to or simultaneously with such amendment, modification or waiver; provided, however, that (i) Sections 8 through 19 shall survive any termination of this Agreement and (ii) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by facsimile (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (a) if to Parent, to the appropriate address set forth in Section 9.4 of the Merger Agreement (with a copy to Ropes & Gray LLP); (b) if to the Company, to the appropriate address set forth in Section 9.4 of the Merger Agreement (with a copy to each of Ruskin Moscou Faltischek, P.C. and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.), and (c) if to Stockholder, to the appropriate address set forth on Schedule I hereto.

Section 10. Stockholder Information. Stockholder agrees to permit Parent to publish and disclose in the Proxy Statement and any other public disclosure that the Company and Parent mutually determine to be necessary and desirable in connection with the Merger and any of the other transactions contemplated by the Merger Agreement the identity of Stockholder and the ownership of securities of Parent or the Company and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and the Proxy. Parent shall provide drafts of such disclosures to be made in the Proxy Statement and such other public disclosures to Stockholder reasonably in advance of such disclosures and shall consider in good faith any comments provided by Stockholder in a timely manner.

Section 11. Certain Events. Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Stockholder’s Subject Shares shall pass, whether by operation of law or otherwise, including Stockholder’s heirs, guardians, administrators or successors.

Section 12. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 13. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Company and Stockholder.

Section 14. Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assigned (by operation of law or otherwise) or delegated to any Person without the prior written consent of the other parties hereto and any attempted assignment or delegation thereof shall be void ab initio. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s heirs, beneficiaries, executors, successors, representatives and permitted assigns. Nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their successors and permitted assigns) any rights or remedies of any nature.

Section 15. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission, electronic delivery or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement and shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

Section 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 17. Waiver. Subject to the remainder of this Section 17, at any time prior to the termination of this Agreement, any party hereto may: (i) extend the time for performance of any of the obligations or other acts of the other parties to this Agreement; (ii) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party to this Agreement or in any document (including the Proxy) delivered pursuant to this Agreement; and (iii) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Agreement. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any power, right, privilege or remedy available to such party arising out of this Agreement, unless such waiver is expressly set forth in a written instrument duly executed and delivered by the party waiving such power, right, privilege or remedy; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 18. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 19. Several Obligations. Notwithstanding anything to the contrary in this Agreement, the obligations of each Stockholder who is a signatory to this Agreement are several and not joint. In no event shall any Stockholder who is a signatory to this Agreement have any liability or obligation with respect to the acts or omissions of any other Stockholder who is also a signatory to this Agreement.

Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

MICROBOT MEDICAL LTD.

By:
Name:
Title:

STOCKHOLDER:

By:
	Name:	Gregory Schiffman

STOCKHOLDER:

By:
	Name:	Kenneth Stratton

STOCKHOLDER:

By:
	Name:	Eric Bjerkholt

STOCKHOLDER:

By:
	Name:	R. Scott Greer

STOCKHOLDER:

By:
	Name:	Ricardo B. Levy

STOCKHOLDER:

By:
	Name:	John J. Schwartz

[Signature Page to the Voting Agreement]

STOCKHOLDER:

By:
	Name:	Alan Trounson

STOCKHOLDER:

By:
	Name:	Irving L. Weissman

SCHEDULE I TO

VOTING AGREEMENT

Name	Address	Shares of Parent Common Stock	Options to Purchase Parent Common Stock

EXHIBIT A

FORM OF IRREVOCABLE PROXY

IRREVOCABLE PROXY

Each undersigned stockholder (each a “Stockholder”) of StemCells, Inc., a Delaware corporation (“Parent”), severally and not jointly, hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Microbot Medical Ltd., a company organized under the laws of the State of Israel (the “Company”) and Harel Gadot, solely in his capacity as an executive officer of the Company, and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of Stockholder’s rights with respect to the outstanding shares of capital stock of Parent owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy. (The shares of the capital stock of Parent referred to in the immediately preceding sentence are referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by Stockholder with respect to any of the Shares are hereby revoked, and Stockholder agrees that no subsequent proxies inconsistent with this Proxy will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between the Company and Stockholder (the “Voting Agreement”), and is granted in consideration of and as an inducement to the Company entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, C&RD Israel Ltd., an Israeli corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company (the “Merger Agreement”), whereby Merger Sub will be merged with and into the Company (the “Merger”). This proxy will terminate on the termination of the Voting Agreement in accordance with its terms.

Prior to the termination of the Voting Agreement or the Merger Agreement, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by Stockholder, at any meeting of the stockholders of Parent, however called, or at any adjournment or postponement thereof and on every action or approval by written consent of the stockholders of Parent:

(i) in favor of the approval of the Parent Charter Amendment, the Reverse Stock Split and the issuance of shares of Parent Common Stock pursuant to the Merger Agreement, and any actions required in furtherance thereof;

(ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Parent under the Merger Agreement; and

(iii) against (a) any Acquisition Proposal (as defined in the Merger Agreement) involving Parent or any of its subsidiaries, or (b) any action that is intended, or would reasonably be expected, to impede, interfere with, prevent, delay, postpone or adversely affect the Merger or the transactions contemplated by the Merger Agreement.

Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this proxy or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this proxy so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

[Signature page follows]

Dated: August [●], 2016	STOCKHOLDER

Signature

Printed Name

Number of shares of capital stock of Parent owned of record as of the date of this proxy:

Number of options to purchase capital stock of Parent owned of record as of the date of this proxy: